UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________
FORM 8-K

____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2017

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CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

______________________________

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 18, 2017, the Board of Directors (the “Board”) of Cumulus Media Inc. (the “Company”) upon the recommendation of the Compensation Committee (the “Committee”) of the Board and the Committee’s independent compensation consultant, approved the terms and conditions of the Company’s annual executive incentive plan for certain officers of the Company, including the Company’s current named executive officers, to operate as a quarterly incentive plan for 2017 (the “2017 QIP”), and adopted a supplemental incentive plan for 2017 (the “2017 SIP”) for key members of senior management, including the named executive officers.
Awards to named executive officers under the 2017 QIP will be based on the Company achieving budgeted adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) levels. The target cash incentive award opportunity available to each named executive officer under the 2017 QIP is calculated as a percentage of each named executive officer’s base salary, all in accordance with the terms of each such officer’s existing employment agreement.
Under the 2017 QIP, performance is measured at the end of each quarter, beginning with the quarter ended March 31, 2017, based on year-to-date performance at the end of the respective quarter. If target performance levels for the year-to-date period have been met or exceeded, 25% of the total annual target bonus will be awarded following applicable quarter end. If, at the completion of any quarter, target performance levels for the year-to-date period (other than the full year period) have not been met, no payment will be made for that period.
Following the end of the year, actual annual performance will be compared to the threshold, target and maximum performance goals. If the Company achieves the full-year 2017 threshold EBITDA goal, each named executive officer will be entitled under the 2017 QIP to a total payout for the full year equal to 25% of his or her respective 2017 QIP target award opportunity. If the Company meets or exceeds the full-year 2017 maximum EBITDA goal, each named executive officer will be entitled under the 2017 QIP to a total payout for the full year equal to 150% of his or her respective 2017 QIP target award opportunity. Actual performance between threshold and target and target and maximum will result in payout amounts determined by linear interpolation. The payout amount calculated for performance over the full-year period will be reduced by payments previously made for the quarterly periods in 2017.
The 2017 SIP was adopted to, among other things, further align key senior operating executives’ (including the named executive officers) interests with those of stakeholders in light of the decline in value of outstanding equity awards. The 2017 SIP provides participants the opportunity to earn cash payments in ratable installments over the three remaining fiscal quarters of 2017, based on the Company’s year-to-date performance at the end of the respective period. In order to be eligible to participate in the 2017 SIP, participants must agree to the cancellation of all of their respective outstanding equity incentive awards.
The 2017 SIP was designed and approved to provide payouts only in the event the Company’s EBITDA performance met or exceeded applicable levels after taking into account the proposed 2017 SIP payouts, making the program self-funding. Specifically, performance under the 2017 SIP will be measured, and payments will be made, as of the end of each applicable period, based on the Company’s EBITDA after giving effect to any such proposed payments. If target performance levels for the year-to-date period have been met or exceeded, one-third of the total annual 2017 SIP target bonus will be awarded following each period end. If, after giving effect to such payments target performance levels for the year-to-date period (other than the full year period) have not been met, no payment will be made following the applicable quarter. Under the 2017 SIP, target award opportunities for each named executive officer are as follows: Ms. Berner ($1,470,000), Mr. Abbot ($587,500), Ms. Grimes ($120,000), and Mr. Denning ($480,000).
Following the end of the year, actual annual EBITDA performance will be compared to the threshold, target and maximum performance goals, and payouts, if any, will be determined in the same manner as under the 2017 QIP, except that under the 2017 SIP, EBITDA performance will be determined after giving effect to such proposed payments and awards made at previous quarter ends that have been paid will be subject to repayment by the affected executive in the event the affected executive resigns his or her employment with the Company prior to year end.

Item 5.07 - Submission of Matters to a Vote of Security Holders
The 2017 annual meeting of stockholders of the Company (the “Annual Meeting”) was held on May 18, 2017. The results of voting on the proposals submitted to a vote of the Company’s stockholders at the 2017 Annual Meeting were as follows:
Proposal No. 1 (Election of Directors):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey A. Marcus	14,906,519	4,340,789	7,515,919
Mary G. Berner	15,179,793	4,067,514	7,515,919
Jill Bright	16,222,138	3,025,170	7,515,919
John W. Dickey	15,023,578	4,223,730	7,515,919
Ralph B. Everett	16,218,904	3,028,404	7,515,919
Ross A. Oliver	14,912,801	4,334,507	7,515,919
David M. Tolley	16,224,674	3,022,634	7,515,919
As a result of the foregoing vote, each of the seven listed nominees were elected to serve as directors of the Company until the Company’s next annual meeting of stockholders and until their successors are elected and qualified. In connection with her election to the Board, Jill Bright was appointed as a member of the Nominating Committee and the Compensation Committee of the Board.
Proposal No. 2 (Proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers):

Votes For	Votes Against	Abstain	Broker Non-Votes
14,089,759	1,769,601	3,387,948	7,515,919
As a result of the foregoing, the proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers was approved.
Proposal No. 3 (Proposal to approve, on an advisory basis, the frequency of future advisory shareholder votes on the compensation paid to the Company’s named executive officers):

1 year	2 years	3 years	Abstain
17,812,098	10,641	677,764	746,805
As a result of the foregoing, the Board determined that the Company will hold future advisory shareholder votes on the compensation paid to the Company’s named executive officers annually until the next required advisory shareholder vote on the frequency of future advisory shareholder votes on the compensation paid to the Company’s named executive officers, which will be no later than the Company’s annual meeting of stockholders in 2023.
Proposal No. 4 (Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017):

Votes For	Votes Against	Abstain
22,745,283	71,800	3,946,144
As a result of the foregoing, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ John Abbot
Name: John Abbot
Title: Executive Vice President, Treasurer and Chief Financial Officer
Date: May 24, 2017